UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2026

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 10, 2026, the board of directors of Rhinebeck Bancorp, MHC (the “MHC”), the parent mutual holding company of Rhinebeck Bancorp, Inc. (the “Company”), adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which the MHC will undertake a “second-step” conversion and Rhinebeck Bank, the Company’s wholly owned subsidiary, will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure. Following the conversion and reorganization, the MHC, which currently owns approximately 57% of the Company’s outstanding shares of common stock, will cease to exist. The Company will continue to be the stock holding company of Rhinebeck Bank.

Pursuant to the Plan, (i) the Company will offer and sell shares of common stock, representing the ownership interest of the MHC in the Company, in a subscription offering and, if necessary, in a community offering, syndicated community offering and/or firm commitment underwritten offering, and (ii) existing shares of the Company’s common stock held by persons other than the MHC will be exchanged for new shares of the Company’s common stock based on an exchange ratio designed to preserve the percentage ownership interests of such persons, excluding any shares of Company common stock purchased in the stock offering and cash received in lieu of issuance of fractional shares of Company common stock, and as adjusted to reflect certain assets held by the MHC (all shares held by the MHC will be canceled). The Plan establishes December 31, 2024 as the eligibility record date for determining the eligible account holders of Rhinebeck Bank entitled to receive first priority non-transferable subscription rights to subscribe for shares of Company common stock in the subscription offering. The number and price of shares of Company common stock to be sold in the offering and the exchange ratio will be based on the Company’s pro forma market value on a fully converted basis, as determined by an independent appraisal.

The Plan is subject to regulatory approval as well as approval by the depositors of Rhinebeck Bank and by the Company’s stockholders (including approval by the holders of a majority of the outstanding shares of the Company’s common stock held by persons other than the MHC).

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference.

On February 10, 2026, the Company issued a press release announcing the adoption of the Plan. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

2.1	Plan of Conversion and Reorganization of Rhinebeck Bancorp, MHC

99.1	Press Release dated February 10, 2026

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: February 10, 2026	/s/ Matthew J. Smith
Matthew J. Smith
President and Chief Executive Officer